Exhibit 10.19
CONTRIBUTION AGREEMENT
     This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of May 13, 2010, by and among Campus Crest Communities, Inc., a Maryland corporation (the “Company”), and Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Company Entities”), and Carl H. Ricker, Jr., an individual resident in the State of North Carolina, hereinafter referred to as “Ricker”.
     WHEREAS, MXT Capital, LLC, a Delaware limited liability company (“MXT”), has formed and is the sole stockholder of the Company, and the Company, through Campus Crest Communities GP, LLC, its wholly-owned subsidiary, is the sole general partner of the Operating Partnership, and, through Campus Crest Communities LP, LLC, its wholly-owned subsidiary, is the sole limited partner of the Operating Partnership;
     WHEREAS, the Company Entities were formed for the purpose of (i) continuing the student housing business previously owned and conducted, directly or indirectly, by MXT’s wholly-owned subsidiary, Campus Crest Group, LLC, a North Carolina limited liability company, each of the entities set forth on Exhibit A attached hereto (the “Ricker Entities”) and certain other parties, and (ii) consummating the IPO (as defined below);
     WHEREAS, in connection with the potential initial public offering (the “IPO”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-11 after the date of this Agreement (together with all amendments and supplements thereto, the “Registration Statement”);
     WHEREAS, Ricker owns all of the member interests in CHR Resources, LLC, a North Carolina limited liability company (“CHR Resources”);
     WHEREAS, CHR Resources owns interests in certain of the entities identified in Schedule 1.1 attached hereto (the “Student Housing Entities”)); and
     WHEREAS, the parties hereto desire that Ricker and CHR Resources transfer all of their ownership interests (the “Ricker Interests”) in Campus Crest Ventures III, LLC, Campus Crest Ventures IV, LLC, Campus Crest at Las Cruces, LLC, Campus Crest at Carrollton, LLC and the Ricker Entities (which own interests in the entities identified in Schedule 1.1 attached hereto (the “Student Housing Entities”)) to the Operating Partnership in exchange for the consideration set forth in Section 1.3 (the “Formation Transaction”) under terms and conditions as are set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company Entities and Ricker agree as follows:

ARTICLE I.
FORMATION TRANSACTION
     1.1. Formation Transaction. Subject to the terms and conditions of this Agreement, each of the Company Entities and Ricker hereby consents to the Formation Transaction.
     1.2. Simultaneous Closing. The Formation Transaction shall close simultaneously with the closing of the IPO, the receipt of the net proceeds of the IPO by the Company and the receipt of the consideration by Ricker of the Ricker Consideration (as defined below) (the “Closing”). The date on which the Formation Transaction closes shall be the “Closing Date.”
     1.3. Consideration for the Formation Transaction. Upon the Closing, Ricker, in exchange for the Ricker Interests, shall receive from the Operating Partnership (i) Twenty-Six Million Seven Hundred Thirty-One Thousand Dollars ($26,731,000), (ii) 266,666.67 limited partnership units in the Operating Partnership and (iii) satisfaction of indebtedness with respect to the Ground Leases (as defined herein) owned by the Ricker Entities and/or the Student Housing Entities personally guaranteed by Ricker in no less than the amount of Twelve Million Five Hundred Nine Thousand Five Hundred Dollars ($12,509,500) (collectively, the consideration in this Section 1.3(i)-(iii), inclusive shall herein be referred to as the “Ricker Consideration”).
     1.4. Further Acts. The Company Entities and Ricker shall perform, execute, and deliver, or cause to be performed, executed, and delivered by their direct or indirect subsidiaries, at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the Formation Transaction and otherwise satisfy the covenants and conditions contemplated hereunder.
ARTICLE II.
CONDITIONS TO CLOSING
     2.1. Company Conditions to Closing. The obligations of each Company Entity hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing.
          (a) Representations and Warranties True and Correct. The representations and warranties herein of Ricker shall be true and correct in all material respects as of the Closing Date;
          (b) Covenants. The obligations of Ricker hereunder, including without limitation, with respect to the Formation Transaction, shall have been performed or complied with in all material respects;
          (c) Partnership Agreement. Ricker shall have executed and delivered to the Operating Partnership a counterpart signature page to the partnership agreement of the Operating Partnership in form and substance acceptable to the parties hereto in their reasonable discretion;

          (d) Lock-up Agreement. Ricker shall have executed and delivered to the Company a lock-up agreement, in form and substance acceptable to the Company in its reasonable discretion, with respect to the limited partnership units in the Operating Partnership received by Ricker as part of the Formation Transaction;
          (e) Conveyance Documents. Ricker shall have executed and delivered to the Company and the Operating Partnership such documents of transfer, assignment and conveyance as the Company deems necessary in its reasonable discretion in order to effect the Formation Transaction; and
          (f) Closing Date. The Closing Date shall have occurred by no later than December 31, 2010.
     2.2. Ricker’s Conditions to Closing. The obligations of Ricker hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing:
          (a) Representations and Warranties True and Correct. The representations and warranties herein of each of the Company Entities shall be true and correct in all material respects as of the Closing Date;
          (b) Covenants. The obligations of the Company Entities hereunder, including without limitation, with respect to the Formation Transaction, shall have been performed or complied with in all material respects;
          (c) Release of Personal Guarantees. The Company Entities shall have obtained a release of Ricker from all guarantees with respect to the project financing incurred by the Ricker Entities and the Student Housing Entities, or if such a release is not obtainable without repayment of all or any portion of the outstanding principal amount of such loan or any other required cash payment, the Company Entities shall fully indemnify Ricker with respect to any such obligations, and both Ted W. Rollins and Michael S. Hartnett shall guarantee any such loan in the same amount and to the same extent as Ricker;
          (d) Partnership Agreement. Each of the Operating Partnership and Ricker shall have executed a counterpart signature page to the partnership agreement of the Operating Partnership in form and substance acceptable to the parties hereto in their reasonable discretion; and
          (e) Closing Date. The Closing Date shall have occurred by no later than December 31, 2010.
     2.3. Abandonment of IPO. If, at any time, the Company shall determine in its sole and absolute discretion to abandon the IPO, this Agreement shall be immediately terminated and thereupon each party shall be released from its obligations hereunder and shall have no further liability hereunder.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES AMONG THE PARTIES
     3.1. Definitions. As used in this Article III, the following terms shall have the following meanings:
          (a) “Actions” means all actions, litigation, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.
          (b) “Code” means the Internal Revenue Code of 1986, as amended.
          (c) “Environmental Law” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the date of hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation: (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.) and the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (ii) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials.
          (d) “Environmental Permits” means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.
          (e) “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.
          (f) “Hazardous Material” means any substance which is controlled, regulated or prohibited under any Environmental Law as in effect as of the date hereof.
          (g) “Lease” means any space lease, license, concession, signage agreement, occupancy agreement or other such arrangement for use of space within any of the Student Housing Real Properties, together with all agreements which are amendatory or supplementary thereto.
          (h) “Liens” means any mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.
          (i) “Material Adverse Effect” means a material adverse effect, individually or in the aggregate, on the business, financial condition, results of operations or properties of the Company Entities and Student Housing Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business.
          (j) “Permits” means all licenses, permits, variances, and certificates used in connection with the ownership, operation, use, or occupancy of each of the Student Housing Real Properties (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Entity or private Person concerning ownership, operation, use, or occupancy of such Student Housing Real Property).
          (k) “Permitted Liens” means:
               (1) Liens securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;
               (2) Zoning laws and ordinances applicable to the Student Housing Real Properties;
               (3) Liens imposed by laws such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business or which are being contested in good faith by appropriate proceedings diligently pursued;
               (4) easements for public utilities;
               (5) leases to student occupants of the Student Housing Real Properties;
               (6) any exceptions contained in the existing owner’s or leasehold title insurance policies with respect to each of the Student Housing Real Properties; and
               (7) any of the obligations set forth on Schedule 3.1(k).
          (l) “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.
          (m) “Release” shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) at 42 U.S.C. Section 9601(22).
          (n) “Student Housing Real Properties” means the real property owned or ground leased (whether directly or indirectly) by the Student Housing Entities.

     3.2. Representations by Ricker. Ricker represents and warrants to each of the Company Entities, other than with respect to such matters set forth in the Disclosure Schedule attached to this Agreement as Exhibit B, that each and every one of the following statements is true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date; provided, however, that none of the representations and warranties hereunder with respect to the Student Housing Entities shall apply with respect to any other party, as to which no representations and warranties are being made by Ricker hereunder:
          (a) Organization and Power. CHR Resources and each Ricker Entity is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement, and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by Ricker, and this Agreement constitutes the legal, valid and binding obligation of Ricker, enforceable against him in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
          (b) Capitalization. The Ricker Interests constitute all of the issued and outstanding interests owned by Ricker and CHR Resources in the Student Housing Entities owning (directly or indirectly) the Student Housing Real Properties that will be conveyed by Ricker and CHR Resources to the Company Entities in accordance with the Formation Transaction. Ricker and CHR Resources are the sole owners of the Ricker Interests, beneficially and of record free and clear of any Liens of any nature, except Permitted Liens and such other Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority to convey the Ricker Interests, free and clear of any Liens, except Permitted Liens and such other Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and, upon delivery of the Ricker Consideration as herein provided, the Company (or its direct or indirect subsidiary) will acquire good and valid title thereto, free and clear of any Liens except Permitted Liens, Liens created in favor of the Company Entities by the transactions contemplated hereby and such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect. There are no rights to purchase, options or similar rights relating to any of the Ricker Interests or any of the assets owned by the Ricker Entities. Except as contemplated in the Formation Transaction, neither Ricker nor CHR Resources has any commitment or legal obligation, absolute or contingent, to any other Person other than the Company Entities to sell, assign, transfer or effect a sale of any right, title or interest in or to any Ricker Interests or any of the assets owned by the Ricker Entities.
          (c) No Litigation. To Ricker’s knowledge, except for Actions covered by existing policies of insurance and Actions being defended by the Student Housing Entities for the Ricker Interests as required by the Ground Leases, there are no other Actions pending or threatened that are reasonably likely to materially and adversely affect Ricker’s ability to perform his obligations hereunder, or otherwise delay the consummation of any of the transactions contemplated hereby (including, without limitation, the Formation Transaction).
          (d) No Consents. Except as shall have been cured, consented to or waived in writing by the Company prior to the Closing or except as set forth on Schedule 3.2(d) attached hereto, to Ricker’s knowledge, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Company Entities of (A) the organizational documents, including the charters and bylaws, if any, of the Ricker Entities or the Student Housing Entities, (B) any agreement, document or instrument to which Ricker is a party or by which Ricker or any of the Student Housing Entities are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on Ricker or the Student Housing Entities or by which Ricker, the Student Housing Entities or any of their assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect or (ii) result in the creation of any Lien upon any of the Ricker Interests or any Student Housing Entity or any interests therein except such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.
          (e) No Breach or Default. Except as shall have been cured, consented to or waived in writing by the Company prior to the Closing or except as set forth on Schedule 3.2(e) attached hereto, to Ricker’s knowledge, none of the execution, delivery or performance of this Agreement or the Formation Transaction does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Company Entities of (A) the organizational documents, including the charters and bylaws, if any, of the Ricker Entities, (B) any agreement, document or instrument to which Ricker is a party or by which Ricker is bound or (C) any term or provision of any judgment, order, writ, injunction, or decree binding on Ricker or by which Ricker or any of his assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect or (ii) result in the creation of any Lien upon any of the Ricker Interests or any interests therein except such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.
          (f) No Related Party Transactions. Except as set forth on Schedule 3.2(f) attached hereto, there are no material contracts, agreements or other transactions between any Company Entity or Student Housing Entity, on the one part, and Ricker or any person holding a direct interest in any of the Ricker Entities, on the other part.
          (g) No Broker or Finder. There are no contracts, agreements or understanding between Ricker, or any person holding a direct or indirect controlling interest in any of the Ricker Entities, and any other person that would give rise to a valid claim against any Company Entity or any underwriter under the IPO for a brokerage commission, finder’s fee or other like payment in connection with the IPO or other transactions contemplated by this Agreement.
          (h) Withholding; Non-Foreign Status. Ricker is not subject to any federal withholding provisions in connection with the transactions contemplated hereby, including withholding of sales proceeds to foreign persons. Ricker is a United States person (as defined in

Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.
          (i) Taxes. To Ricker’s knowledge, for federal income tax purposes, each Ricker Entity is, and at all times during its existence has been, a partnership or limited liability company taxable as a partnership or as a disregarded entity (rather than an association or a publicly traded partnership taxable as a corporation). To the knowledge of Ricker, each Ricker Entity has timely and properly filed all tax returns required to be filed by it and has timely paid all taxes required to be paid by it, except with respect to those taxes being contested in good faith. To Ricker’s knowledge, none of the tax returns filed by any Ricker Entity is the subject of a pending or ongoing audit. To Ricker’s knowledge, neither Ricker nor any Ricker Entity has received any notification of any material new or increased general or special tax assessments for any of the Ricker Interests.
          (j) Real Property.
               (1) Each of the Ricker Entities shown as lessors of the Ground Leases (as defined herein) has insurable fee simple title to the real property that is leased to a Student Housing Entity as set forth in such Ground Leases;
               (2) Neither Ricker nor any Ricker Entity has received any written notice from a Governmental Entity (i) charging any violation of any applicable law or asserting the need for any correction under any applicable law, (ii) revoking, canceling, denying renewal of, or threatening any such action with respect to, any Permit, or (iii) indicating that any inquiry, complaint, proceeding or investigation (excluding routine, periodic inspections) is contemplated or pending regarding compliance of any Student Housing Real Property with any applicable law, other than, in each case, to the extent not causing or reasonably expecting to cause a Material Adverse Effect.
               (3) To Ricker’s knowledge, there is no existing or proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, which would affect all or any portion of the Student Housing Real Properties in any material respect.
               (4) The ground leases listed on Schedule 3.2(j)(4) attached hereto (the “Ground Leases”) are the only ground leases in which any of the Ricker Entities have leased their assets to any lessee or tenant. The Ground Leases are in full force and effect. To Ricker’s knowledge, no ground lessor under any of the Ground Leases is in default thereunder or is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings. Except for mechanics’ and/or materialmen’s liens, neither Ricker nor, to Ricker’s knowledge, any of the Student Housing Entities or Ricker Entities is in default under any Ground Lease, and, to Ricker’s knowledge, no event has occurred which with the passage of time or the giving of notice (or both) would constitute a default under any Ground Lease.
          (k) Existing Loans. Schedule 3.2(k) lists all secured loans presently encumbering assets owned by the Ricker Entities as of the date hereof (the “Existing Loans”). The Existing Loans and the documents entered into in connection therewith (collectively, the

“Loan Documents”) are in full force and effect as of the date hereof. Except as disclosed in the Registration Statement, to Ricker’s knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the date hereof under any of the Loan Documents that would have a Material Adverse Effect.
          (l) Environmental Compliance. To Ricker’s knowledge and except as would not have a Material Adverse Effect, neither the Ricker Entities nor the real estate leased by the Ricker Entities under the Ground Leases fail to materially comply with all Environmental Laws and Environmental Permits. Neither Ricker nor any Ricker Entity has received any written notice from the United States Environmental Protection Agency or any other Governmental Entity that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any violation of, or requiring compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the Ricker Entities or the real estate leased by the Ricker Entities under the Ground Leases. No litigation with respect to Hazardous Materials located in, on, under or upon any of the Ricker Entities or the real estate leased by the Ricker Entities under the Ground Leases is pending or, to Ricker’s knowledge, no investigation is pending nor has an investigation been overtly threatened in writing in the last twelve (12) months by any Governmental Entity or any third party.
          (m) Investment Representations. Ricker:
(1)	is an “accredited investor” as defined in Rule 501(a) of Regulation D, attached hereto as Exhibit C, promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(2)	is acquiring the limited partnership units in the Operating Partnership (the “Ricker OP Units”) solely for his own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof; Ricker agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, hypothecate or otherwise dispose of (“Transfer”) any of the Ricker OP Units unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for Ricker (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws; the term “Transfer” shall not include any redemption of the Ricker OP Units or exchange of the Ricker OP Units pursuant to the partnership agreement of the Operating Partnership; notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the partnership agreement of the Operating Partnership;
(3)	understands that (i) the Ricker OP Units (1) have not been registered under the Securities Act or any state securities laws, (2) when and if issued, will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder, and (3) when and if issued, will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) Ricker must therefore bear the economic risk of such investments indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom; pursuant to the foregoing, Ricker understands that (A) the certificates, if any, representing the Ricker OP Units (and any common stock in the Company that might be exchanged therefor) acquired by Ricker shall bear a restrictive legend in the form hereafter set forth, and (B) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the Ricker OP Units (and any common stock in the Company that might be exchanged therefor) are subject to restrictions on transfer; and

(4)	is knowledgeable, sophisticated and experienced in business and financial matters; Ricker has previously invested in securities similar to the Ricker OP Units and fully understands the limitations on transfer imposed by the Federal securities laws and as described in this Agreement; Ricker is able to bear the economic risk of holding the Ricker OP Units for an indefinite period and is able to afford the complete loss of his investment in the Ricker OP Units; Ricker has received and reviewed all information and documents about or pertaining to the Company Entities, the business and prospects of the Company Entities and the issuance of the Ricker OP Units as Ricker deems necessary or desirable, has had cash flow and operations data for the Student Housing Entities made available by MXT upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and to receive answers about such information and documents, the Company Entities, the Student Housing Entities, the business and prospects of the Company Entities and the Ricker OP Units which Ricker deems necessary or desirable to evaluate the merits and risks related to his investment in the Ricker OP Units and to conduct its own independent valuation of the Student Housing Entities; and Ricker understands and has taken cognizance of all risk factors related to the purchase of the Ricker OP Units; Ricker is a sophisticated real estate investor; Ricker is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of Ricker’s advisors (including tax advisors), and not upon that of MXT or the Company Entities or any of their respective affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by the Agreement.
Each certificate, if any, representing the Ricker OP Units (and any common stock in the Company that might be exchanged therefor) shall bear the following legend:
     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE OPERATING PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS;
In addition, the common stock of the Company for which the Ricker OP Units might be exchanged shall also bear a legend which generally provides the following:
     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSES OF THE COMPANY’S QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S ARTICLES OF INCORPORATION, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE COMPANY; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF

DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE ARTICLES OF INCORPORATION OF THE COMPANY SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ARTICLES OF INCORPORATION OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.
          (n) Solvency. Ricker has been and will be solvent at all times prior to and for the ninety (90) day period immediately following the transfer of the Ricker Interests to the Operating Partnership.
          (o) FINRA Affiliation. Ricker represents severally that neither he nor any affiliate of Ricker is a member, affiliate of a member or person associated with a member of the Financial Industry Regulatory Authority (“FINRA”). Ricker further represents severally that neither it nor any of its affiliates owns any stock or any other securities of any FINRA member not purchased in the open market, or has made any outstanding subordinated loans to a FINRA member. (A company or natural person is presumed to control a member of FINRA and is therefore presumed to constitute an affiliate of such member if the company or person is the beneficial owner of 10% or more of the outstanding securities of a member which is a corporation. Additionally, a natural person is presumed to control a member of the FINRA and is therefore presumed to constitute an affiliate of such member if such person has the power to direct or cause the direction of the management or policies of such member.)
          (p) For purposes of this Section 3.2, “knowledge” of Ricker shall be limited to the actual knowledge as of the date of this Agreement of Mr. Carl H. Ricker, Jr.
     3.3. Representations by the Company and Operating Partnership. Each of the Company Entities represents and warrants to Ricker that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete in every material respect as of the Closing Date:
          (a) Organization and Power. Such entity is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement, and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such entity, and this Agreement constitutes the legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

          (b) Litigation. To such entity’s knowledge, except for Actions covered by existing policies of insurance and Actions being defended by the Student Housing Entities, there are no other Actions pending or threatened that are reasonably likely to materially and adversely affect the ability of the Company Entities to perform their obligations hereunder, or otherwise delay the consummation of any of the transactions contemplated hereby (including, without limitation, the Formation Transaction).
          (c) No Consents. To such entity’s knowledge, no authorization, consent, approval or waiver, or filing with, any Person, Governmental Entity or regulatory authority is required in connection with, the execution, delivery, and performance of this Agreement on the part of such entity other than as expressly set forth on Schedule 3.3(c) attached hereto.
          (d) For purposes of this Section 3.3, “knowledge” of the Company Entities shall be limited to the actual knowledge as of the date of this Agreement of Ted W. Rollins, Michael S. Hartnett and Donald L. Bobbitt, Jr.
     3.4. Survival. Each of the representations and warranties contained in this Article III shall survive the Closing.
ARTICLE IV.
COVENANTS
     4.1. From the date hereof through the Closing Date, and except in connection with the Formation Transaction, Ricker shall not directly, or indirectly through a Ricker Entity:
          (a) Sell, transfer, redeem, repurchase (or agree to sell, transfer, redeem or repurchase) or otherwise dispose of, or cause or allow the sale, transfer, redemption, repurchase or disposition of (or agree to do any of the foregoing), all or any portion of the equity interests in the Ricker Entities or any of the Student Housing Entities, or permit them to issue or agree to issue any such equity interests;
          (b) Pledge or encumber (or permit to become encumbered) all or any portion of the equity interests in the Ricker Entities or any of the Student Housing Entities or any real property owned or ground leased by the Ricker Entities or any of the Student Housing Entities other than as set forth on Schedule 4.1(b) attached hereto;
          (c) Enter into, or permit the Ricker Entities to enter into, any material transaction not in the ordinary course of business other than any such transaction required or advisable in connection with the IPO;
          (d) Sell, transfer, or dispose of, or permit the Ricker Entities to sell, transfer or dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing with respect to) any of its assets, except in the ordinary course of business consistent with past practice;
          (e) Cause or take any action that would render any of his or their representations or warranties as set forth herein untrue in any material respect;

          (f) Materially alter or cause the alteration of the manner of keeping of the books, accounts or records of the Ricker Entities or the accounting practices therein reflected; or
          (g) Allow any of the Ricker Entities to make or pay any distributions or dividends to any person.
     4.2. From the date hereof and subsequent to the Closing for a period of six (6) years, Ricker agrees to provide the Company with such tax information relating to the Ricker Entities or the Ricker Interests as reasonably requested by the Company and to cooperate with the Company with respect to the filing of tax returns provided that the Company shall be responsible for all costs thereof.
     4.3. Ricker covenants to use reasonable efforts (a) to prevent the breach of any representation or warranty of Ricker hereunder, (b) to satisfy all covenants of Ricker hereunder, (c) to promptly cure any breach of a representation, warranty or covenant of Ricker hereunder upon its learning of same and (d) cause CHR Resources to effect the necessary transfers and assignments of its ownership interests in the Student Housing Entities in the Formation Transaction.
     4.4. The Company shall:
          (a) At or prior to the Closing, cause each of the Student Housing Entities to timely satisfy each of their obligations to Ricker and/or the Ricker Entities for all periods prior to and through the Closing Date;
          (b) At or prior to the Closing, make all filings and otherwise do all things so as to comply with all applicable regulatory requirements of the New York Stock Exchange and FINRA in connection with the IPO; and
          (c) At or promptly following the Closing, satisfy all transaction costs incurred by the Company Entities in connection with the Formation Transaction and the IPO, as determined by the Company Entities in their sole and complete discretion.
ARTICLE V.
INDEMNIFICATION
     5.1. Indemnification and Contribution.
          (a) Ricker agrees to indemnify, defend and hold harmless the Company Entities and their respective affiliates, shareholders, partners, directors, officers, employees, representatives and agents, from and against all costs, expenses, losses and damages (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”) incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenants made by Ricker but only to the extent that such Losses in the aggregate exceed $250,000.00. The provisions of this Section 5.1(a) shall survive the Closing for a period of eighteen (18) months (except with respect to the representations and warranties set forth in Sections 3.2(a), (b), (g), (m) and (n) hereof, which shall survive indefinitely) and shall be subject to the limitations specified in Section 5.1(d) hereof.

          (b) The Company agrees to indemnify, defend and hold harmless Ricker and its affiliates, partners, managers, members, officers, employees, representatives and agents, from and against all Losses incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenants made by the Company Entities, but only to the extent such Losses in the aggregate exceed $250,000.00. The provisions of this Section 5.1(b) shall survive the Closing for a period of eighteen (18) months. The Company’s obligations under this Section 5.1(b) shall (i) not apply to or be borne by any affiliate, shareholder, officer, director, employee, representative or agent of the Company, (ii) not exceed the aggregate value of the Ricker Consideration with respect to a breach of Section 3.3(a) hereof and (iii) not exceed $7,500,000.00 in the aggregate with respect to all other misrepresentations or breaches of representations, warranties or covenants made by the Company Entities, subject in any event to the basket amount set forth herein.
          (c) Upon written request by any indemnified party hereunder, the applicable indemnitor shall defend same (if requested by any indemnified party, in the name of such indemnified party) by attorneys and other professionals approved by such indemnified party. Notwithstanding the foregoing, any indemnified parties may, in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist such indemnified party, and, at the option of such indemnified party, such attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without the applicable indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, an indemnitor shall pay or, in the sole and absolute discretion of the applicable indemnified party, reimburse, such indemnified parties for the payment of reasonable fees and disbursements of attorneys and other professionals in connection therewith.
          (d) In no event shall the amounts paid or payable by Ricker in respect of the obligations of Ricker under Section 5.1(a) exceed (i) the aggregate value of the Ricker Consideration with respect to a breach of Sections 3.2(a), (b), (g), (m) or (n) hereof and (ii) $7,500,000 in the aggregate with respect to all other misrepresentations or breaches of representations, warranties or covenants made by Ricker. Ricker’s obligations Sections 5.1(a) and this Section 5.1(d) shall not apply to or be borne by any affiliate, shareholder, officer, director, employee, representative or agent of Ricker. In addition and notwithstanding anything to the contrary in this Agreement, in no event shall Ricker be obligated to indemnify any person for such person’s indirect, incidential, special, consequential or punitive damages arising out of the performance or nonperformance of any obligation in this Agreement or the inaccuracy of any representation made in this Agreement.
ARTICLE VI.
MISCELLANEOUS
     6.1. Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement constitutes the entire agreement among the parties hereto and may not be modified or amended except by an instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to a Company Entity or Ricker upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a

Company Entity or Ricker of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to a Company Entity or Ricker either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.
     6.2. Notices. Any notice provided for by this Agreement and any other notice, demand, or communication which any party may wish to send to another shall be in writing and either delivered in person or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section. The address for any of the Company Entities for all purposes under this Agreement shall be as follows:
Campus Crest Communities, Inc.
2100 Rexford Road, Suite 414
Charlotte, NC 28211
Attn: Chief Financial Officer
with a copy to:
Bradley Arant Boult Cummings LLP
One Federal Place
1819 Fifth Avenue North
Birmingham, AL 35203
Attn: Dawn H. Sharff
          J. Andrew Robison
The address of Ricker for all purposes under this Agreement shall be as follows:
1300 Tunnel Road
Asheville, N.C. 28805
Attn: Carl H. Ricker, Jr.
with a copy to:
Womble Carlyle Sandridge & Rice, PLLC
One West Fourth Street
Winston-Salem, NC 27101
Attn: Alfred Adams, Esq.
          C. Mark Wiley, Esq.
     Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.
     6.3. Exhibits. All exhibits and schedules referred to in this Agreement and attached hereto and the recitals and introductory paragraphs to this Agreement are hereby incorporated in this Agreement by reference.
     6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its conflicts of laws principles.
     6.5. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
     6.6. Successors and Assigns. This Agreement may not be assigned by any Company Entity or Ricker without the prior approval of each Company Entity or Ricker, as applicable. This Agreement shall be binding upon, and inure to the benefit of, each Company Entity, Ricker, and their respective legal representatives, successors, and permitted assigns.
     6.7. Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.
     6.8. Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.
     6.9. Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts.
     6.10. Specific Performance. Each party to this Agreement agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party to this Agreement agrees that each other party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in any federal or state court located in the State of North Carolina (as to which each party to this Agreement agrees to submit to jurisdiction for purposes of such action), this being in addition to any other remedies to which such party may be entitled under this Agreement or otherwise at law or in equity.

     6.11. Confidentiality. All press releases and other public communications of any kind relating to the IPO or the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Company Entities.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY ENTITIES: CAMPUS CREST COMMUNITIES, INC.
By:	/s/ Donald L. Bobbitt, Jr.
	Name:	Donald L. Bobbitt, Jr.
	Title:	Chief Financial Officer

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP By: Campus Crest Communities GP, LLC, Its General Partner By: Campus Crest Communities, Inc. Its Sole Member

By:	/s/ Donald L. Bobbitt, Jr.
	Name:	Donald L. Bobbitt, Jr.
	Title:	Chief Financial Officer

RICKER:
/s/ Carl H. Ricker, Jr.
Carl H. Ricker, Jr.

Schedule 1.1
Student Housing Entities and Ricker Interests

Ricker
Ownership
Interests in
Student Housing Entity	Entity
THE GROVE AT ABILENE
Campus Crest at Abilene, LP	Ricker owns all of the member interests in Abilene-CHR Campus Crest LLC and Abilene-CHR Campus Crest LLC owns 50% of the partnership interests in Campus Crest at Abilene, LP

THE GROVE AT NACOGDOCHES
Campus Crest at Nacogdoches, LP	Ricker owns all of the member interests in Nacogdoches-CHR Campus Crest LLC and Nacogdoches-CHR Campus Crest LLC owns 50% of the partnership interests in Campus Crest at Nacogdoches, LP

THE GROVE AT ELLENSBURG
Campus Crest at Ellensburg, LLC	Ricker owns all of the member interests in Ellensburg-CHR Campus Crest LLC and Ellensburg-CHR Campus Crest LLC owns 50% of the member interests in Campus Crest at Ellensburg, LLC

THE GROVE AT LAS CRUCES
Campus Crest at Las Cruces, LLC	Ricker owns a 50% member interest in Campus Crest at Las Cruces, LLC

THE GROVE AT GREELEY
Campus Crest at Greeley, LLC	Ricker owns all of the member interests in Greeley-CHR Campus Crest LLC and Greeley-CHR Campus Crest LLC owns 50% of the member interests in Campus Crest at Greeley, LLC

Ricker
Ownership
Interests in
Student Housing Entity	Entity
THE GROVE AT MOBILE PHASE II
Campus Crest at Mobile Phase II, LLC	Ricker owns all of the member interests in Mobile-CHR Campus Crest LLC and Mobile-CHR Campus Crest LLC owns 50% of the member interests in Campus Crest at Mobile Phase II, LLC

THE GROVE AT CARROLLTON
Campus Crest at Carrollton, LLC	Ricker owns a 24.99% member interest in Campus Crest at Carrollton, LLC

THE GROVE AT ASHEVILLE
Campus Crest at Asheville, LLC	Ricker owns all of the member interests in Asheville-CHR Campus Crest LLC and Asheville-CHR Campus Crest LLC owns 10% of the member interests in Campus Crest at Asheville, LLC

THE GROVE AT MOBILE
Campus Crest at Mobile, LLC	Ricker owns all of the member interests in Mobile-CHR Campus Crest LLC and Mobile-CHR Campus Crest LLC owns 50% of the member interests in Campus Crest at Mobile, LLC

THE GROVE AT JACKSONVILLE
Campus Crest at Jacksonville, AL, LLC	Ricker owns all of the member interests in Jacksonville-CHR Campus Crest LLC and Jacksonville-CHR Campus Crest LLC owns 50% of the member interests in Campus Crest at Jacksonville, AL, LLC

THE GROVE AT TROY
Campus Crest at Troy, LLC	Ricker owns all of the member interests in Troy-CHR Campus Crest LLC and CHR Resources owns 48% of the member interests in Campus Crest at Troy, LLC

Ricker
Ownership
Interests in
Student Housing Entity	Entity
THE GROVE AT CHENEY
Campus Crest at Cheney, LLC	Ricker owns all of the member interests in Cheney-CHR Campus Crest LLC and CHR Resources owns 48% of the member interests in Campus Crest at Cheney, LLC

THE GROVE AT MURFREESBORO
Campus Crest at Murfreesboro, LLC	Ricker owns all of the member interests in Murfreesboro-CHR Campus Crest LLC and CHR Resources owns 48% of the member interests in Campus Crest at Murfreesboro, LLC

THE GROVE AT JONESBORO
Campus Crest at Jonesboro, LLC	Ricker owns all of the member interests in Jonesboro-CHR Campus Crest LLC and CHR Resources owns 48% of the member interests in Campus Crest at Jonesboro, LLC

THE GROVE AT WICHITA
Campus Crest at Wichita, LLC	Ricker owns all of the member interests in Wichita-CHR Campus Crest LLC and CHR Resources owns 48% of the member interests in Campus Crest at Wichita, LLC

THE GROVE AT WICHITA FALLS
Campus Crest at Wichita Falls, LP	Ricker owns all of the member interests in Wichita Falls-CHR Campus Crest LLC and CHR Resources owns 48% of the partnership interests in Campus Crest at Wichita Falls, LP

THE GROVE AT WACO
Campus Crest at Waco, LP	Ricker owns all of the member interests in Waco-CHR Campus Crest LLC and CHR Resources owns 48% of the partnership interests in Campus Crest at Waco, LP

Ricker
Ownership
Interests in
Student Housing Entity	Entity
THE GROVE AT STEPHENVILLE
Campus Crest at Stephenville, LP	Ricker owns all of the member interests in Stephenville-CHR Campus Crest LLC and CHR Resources owns 48% of the partnership interests in Campus Crest at Stephenville, LP

THE GROVE AT LUBBOCK
Campus Crest at Lubbock, LP	Ricker owns all of the member interests in Lubbock-CHR Campus Crest LLC and Lubbock-CHR Campus Crest LLC owns 50% of the partnership interests in Campus Crest at Lubbock, LP

CAMPUS CREST VENTURES III, LLC
Ricker owns a 50% interest in the allocations and distributions with respect to Campus Crest at Moscow, LLC, Campus Crest at San Marcos, LP and Campus Crest at San Angelo, LP

CAMPUS CREST VENTURES IV, LLC
Ricker owns a 50% member interest in Campus Crest Ventures IV, LLC
THE GROVE AT MILLEDGEVILLE
Campus Crest at Milledgeville, LLC	Ricker owns a 5% interest in the allocations and distributions with respect to Campus Crest at Milledgeville, LLC through his member interest in Campus Crest Ventures IV, LLC

Schedule 3.1(k)
Obligations constituting a Permitted Lien
The provisions, terms, rights, obligations and restrictions in the limited liability company operating agreements of any of the Ricker Entities and/or the Student Housing Entities
The provisions, terms, rights, obligations and restrictions in any of the agreements, promissory notes, loan documents or related transaction documents or instruments of all loans made to acquire or improve the Student Housing Real Properties or to acquire or make improvements on real property owned or leased by any of the Ricker Entities with respect to real property leased to any of the Student Housing Entities or any of the Student Housing Entities, including, without limitation, the Existing Loans set forth on Schedule 3.2(k).

Schedule 3.2(d)
Consents for Ricker
Any consents needed under any of the limited liability company operating agreements or the loans referenced in Schedule 3.1(k) which is hereby incorporated herein by reference or as a result of disclosures set forth in Exhibit B which is also hereby incorporated herein by reference.

Schedule 3.2(e)
Breaches or Defaults
Any breaches or defaults resulting from noncompliance with the consent provisions listed on Schedule 3.2(d) with respect to the terms and provisions of any of the limited liability company operating agreements or the loans referenced in Schedule 3.1(k) which is hereby incorporated herein by reference or as a result of disclosures set forth in Exhibit B which is also hereby incorporated herein by reference.
Breaches or defaults with respect to Actions being defended by the Student Housing Entities on behalf of the Student Housing Entities or the Ricker Entities.

Schedule 3.2(f)
Related Party Transactions
Promissory notes made by any of the Student Housing Entities in favor of the Ricker Entities or Ricker.
Personal guarantees of any loans made to any of the Ricker Entities and/or any of the Student
Housing Entities and the related agreements, promissory notes, loan documents or related transaction documents or instruments associated therewith.

Schedule 3.2(j)(4)
Ground Leases
1.	Ground Lease Agreement dated July 20, 2007, between Murfreesboro-CHR Campus Crest LLC, as lessor, and Campus Crest at Murfreesboro, LLC, as lessee.
2.	Ground Lease Agreement dated June 27, 2007, between Stephenville-CHR Campus Crest LLC, as lessor, and Campus Crest at Stephenville, LP, as lessee.
3.	Ground Lease Agreement dated September 14, 2007, between Cheney-CHR Campus Crest LLC, as lessor, and Campus Crest at Cheney, LLC, as lessee.
4.	Ground Lease Agreement dated June 6, 2007, between Troy-CHR Campus Crest LLC, as lessor, and Campus Crest at Troy, LLC, as lessee.
5.	Ground Lease Agreement dated June 27, 2007, between Waco-CHR Campus Crest LLC, as lessor, and Campus Crest at Waco, LP, as lessee.
6.	Ground Lease Agreement dated September 5, 2007, between Jonesboro-CHR Campus Crest LLC, as lessor, and Campus Crest at Jonesboro, LLC, as lessee.
7.	Ground Lease Agreement dated October 11, 2007, between Wichita-CHR Campus Crest LLC, as lessor, and Campus Crest at Wichita, LLC, as lessee.
8.	Ground Lease Agreement dated August 2007, between Wichita Falls-CHR Campus Crest LLC, as lessor, and Campus Crest at Wichita Falls, LP, as lessee.

Schedule 3.2(k)
Existing Loans

Student Housing Entity	Lender	Closing Date
Campus Crest at Abilene, LP	Campus Crest Loan Servicing, LLC, as successor-in-interest to Silverton Bank, N.A.	February 29, 2008

Campus Crest at Nacogdoches, LP	Campus Crest Loan Servicing, LLC, as successor-in-interest to Silverton Bank, N.A.	February 29, 2008

Campus Crest at Ellensburg, LLC	Campus Crest Loan Servicing, LLC, as successor-in-interest to Silverton Bank, N.A.	February 29, 2008

Campus Crest at Las Cruces, LLC	Wachovia Bank, National Association	September 22, 2006

Campus Crest at Greeley, LLC	Campus Crest Loan Servicing, LLC, as successor-in-interest to Silverton Bank, N.A.	February 29, 2008

Campus Crest at Mobile Phase II, LLC	Wachovia Bank, National Association, as Administrative Agent	March 14, 2008

Campus Crest at Carrollton, LLC	Wachovia Bank, National Association	September 18, 2006

Campus Crest at Asheville, LLC	Wachovia Bank, National Association	March 13, 2007

Campus Crest at Mobile, LLC	Campus Crest Loan Servicing, LLC, as successor-in-interest to Silverton Bank, N.A.	February 29, 2008

Campus Crest at Jacksonville, AL, LLC	Campus Crest Loan Servicing, LLC, as successor-in-interest to Silverton Bank, N.A.	February 29, 2008

Campus Crest at Troy, LLC/Troy-CHR Campus Crest LLC	Wachovia Bank, National Association, as Administrative Agent	July 13, 2007

Student Housing Entity	Lender	Closing Date
Campus Crest at Cheney, LLC/Cheney-CHR Campus Crest LLC	Wachovia Bank, National Association, as Administrative Agent	September 14, 2007

Campus Crest at Murfreesboro, LLC/Murfreesboro-CHR Campus Crest LLC	Wachovia Bank, National Association, as Administrative Agent	July 20, 2007

Campus Crest at Jonesboro, LLC/Jonesboro-CHR Campus Crest LLC	Wachovia Bank, National Association, as Administrative Agent	September 5, 2007

Campus Crest at Wichita, LLC/Wichita-CHR Campus Crest LLC	Wachovia Bank, National Association, as Administrative Agent	October 11, 2007

Campus Crest at Wichita Falls, LP/Wichita Falls-CHR Campus Crest LLC	Wachovia Bank, National Association, as Administrative Agent	August 1, 2007

Campus Crest at Waco, LP/Waco-CHR Campus Crest LLC	Wachovia Bank, National Association, as Administrative Agent	July 13, 2007

Campus Crest at Stephenville, LP/Stephenville-CHR Campus Crest LLC	Wachovia Bank, National Association, as Administrative Agent	July 13, 2007

Campus Crest at Lubbock, LP	Wachovia Bank, National Association, as Administrative Agent	June 18, 2007

Campus Crest at Moscow, LLC	Wachovia Bank, National Association	November 19, 2008

Campus Crest at San Marcos, LP	Wachovia Bank, National Association	November 19, 2008

Campus Crest at San Angelo, LP	Wachovia Bank, National Association	November 19, 2008

Campus Crest at Milledgeville, LLC	General Electric Capital Corporation	September 7, 2006

Schedule 3.3(c)
Consents for the Company Entities
The Registration Statement

Schedule 4.1(b)
Pledges and Encumbrances
Any pledges or encumbrances under any of the limited liability company operating agreements or the loans referenced in Schedule 3.1(k) which is hereby incorporated herein by reference or as a result of disclosures set forth in Exhibit B which is also hereby incorporated herein by reference.

Exhibit A
Ricker Entities
Asheville-CHR Campus Crest LLC
Abilene-CHR Campus Crest LLC
Ellensburg-CHR Campus Crest LLC
Greeley-CHR Campus Crest LLC
Jacksonville-CHR Campus Crest LLC
Mobile-CHR Campus Crest LLC
Nacogdoches-CHR Campus Crest LLC
Cheney-CHR Campus Crest LLC
Stephenville-CHR Campus Crest LLC
Troy-CHR Campus Crest LLC
Waco-CHR Campus Crest LLC
Murfreesboro-CHR Campus Crest LLC
Jonesboro-CHR Campus Crest LLC
Lubbock-CHR Campus Crest LLC
Wichita-CHR Campus Crest LLC
Wichita Falls-CHR Campus Crest LLC

Exhibit B
Disclosure Schedule
See Schedule 3.1(k).

Exhibit C
Rule 501(a) of Regulation D
(See attached.)

General Rules and Regulations
promulgated
under the
Securities Act of 1933
Rule 501 — Definitions and Terms Used in Regulation D
As used, in Regulation D, the following terms shall have the meaning indicated;
a.	Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:
1.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuera. of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.	Any entity in which all of the equity owners are accredited investors.